SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2005

V. I. TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On March 11, 2005, V.I. Technologies, Inc. (“Vitex” or the “Company”) announced that it had closed its merger with Panacos Pharmaceuticals, Inc. (“Panacos”), pursuant to the Agreement and Plan of Merger dated as of June 2, 2004, as amended on November 5, 2004, November 28, 2004, December 8, 2004, and February 14, 2005. The merger with Panacos was treated as a “reverse merger” for accounting purposes. As such, the financial statements of the accounting acquirer, Panacos, became the financial statements of the legal acquirer, Vitex. Because the independent registered public accounting firm retained to conduct the audit of Panacos’ financial statements, Ernst & Young LLP, was different from the independent registered public accounting firm retained to conduct the audit of Vitex’s financial statements, KPMG LLP, the rules and regulations of the Securities and Exchange Commission provide that there has been a change in Vitex’s independent registered public accounting firm.

On April 22, 2005, KPMG LLP notified Vitex that it had completed its internal client acceptance process and had formally accepted Vitex as a client. As approved by the Audit Committee of Vitex, KPMG LLP will audit the financial statements of the combined company following the merger that occurred on March 11, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V. I. TECHNOLOGIES, INC.

Dated: April 26, 2005	By:	/s/ John R. Barr
John R. Barr
President